UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 8, 2006  (September 5, 2006)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 1.01	Entry into a Material Definitive Agreement.

            On September 5, 2006, but effective October 1, 2006, our Phoenix Health Plan and the Arizona Health Care Cost Containment System (“AHCCCS”) entered into Amendment No. 15 to their Contract No. YH04-0001-06 which, among other things, extended the term of the Contract for one year until September 30, 2007.  AHCCCS has an option to extend the Contract for one additional one-year period.  For the year ended June 30, 2006, Phoenix Health Plan had $305.6 million of revenues resulting from this Contract.

A copy of Amendment No. 15 is included as Exhibit 10.1 hereto and its provisions are incorporated by reference into this Item 1.01 as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.	The exhibits filed as part of this Report are listed in the Exhibit Index which is located at the end of this Report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   September 8, 2006                             VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

10.1

Contract Amendment Number 15, executed on September 5, 2006, but effective as of October 1, 2006, to the Arizona Health Care Cost Containment System Administration Contract No. YH04-0001-06 between Phoenix Health Plan and the Arizona Health Care Cost Containment System.